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                                  EXHIBIT 23.2

                        CONSENT OF DELOITTE & TOUCHE LLP


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INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of Pulaski Financial Corp. on Form S-8 of our report dated December 4, 1998, (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a change in accounting for mortgage servicing rights) appearing in the Annual Report on Form 10-K of Pulaski Financial Corp. for the year ended September 30, 1998.


/s/ Deloitte & Touche LLP



August 4, 1999